Exhibit 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation	Carrie Marrelli, VP, Investor Relations
18400 Von Karman, Suite 1000	(949) 224-5745
Irvine, CA 92612	Erin Freeman, VP, Corporate Communications
(949) 862-7624

New Century Maintains $0.20 Quarterly Dividend

Irvine, CA, June 24, 2004, New Century Financial Corporation (Nasdaq: NCEN), one of the nation’s largest mortgage finance companies, announced today that its Board of Directors has approved a quarterly cash dividend payment to the company’s common stockholders at the rate of $0.20 per share. The dividend will be paid on July 30, 2004 to stockholders of record at the close of business on July 15, 2004. The declaration of any future dividends will be subject to the company’s earnings, financial position, capital requirements, contractual restrictions and other relevant factors.

About New Century

New Century Financial Corporation is one of the nation’s largest mortgage finance companies, providing first and second mortgage products to borrowers nationwide through its operating subsidiaries. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, please visit www.ncen.com.